UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2008 (May 2, 2008)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

The descriptions of the ACS 2008-1 Credit Agreement (as defined below) and other matters set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Section 2 -- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

General.    On May 2, 2008, ACS 2008-1 Limited and ACS Aircraft Finance Ireland 3 Limited (collectively, the “Borrowers”), each a subsidiary of Aircastle Limited (“Aircastle”), entered into a credit agreement (the “ACS 2008-1 Credit Agreement”) with Calyon New York Branch as Sole Bookrunner, and with Calyon New York Branch, HSH Nordbank AG, New York Branch, KfW Ipex-Bank GmbH and DVB Bank AG acting as Joint Lead Arrangers (the “JLAs”).  The Borrowers will acquire 28 aircraft (the “Aircraft” or “Portfolio No. 3”) from other subsidiaries of Aircastle (the “Sellers”) using, in part, the proceeds of the $786.1 million in loans (the “Loans”) to the Borrowers under the ACS 2008-1 Credit Agreement.   The Sellers will use the proceeds of the sale of the Aircraft to the Borrowers to repay funds outstanding under existing Aircastle credit facilities.

Drawdown.  The Loans were fully drawn on May 2, 2008 and deposited in an aircraft purchase escrow account.  The Loan with respect to each Aircraft will be released from escrow upon satisfaction of certain conditions precedent and transfer of an aircraft-owning entity holding title to such Aircraft to the relevant Borrower.  If the transfer of any of the Aircraft is not completed on or prior to October 29, 2008, then the Loan for such Aircraft will be withdrawn from the aircraft purchase escrow account, and such Loan plus an additional 10% in funds to be provided by the Borrower, shall be applied to reduce the outstanding principal balance of the Loans.  Aircastle expects to complete the transfer of all of the Aircraft on or prior to October 29, 2008.

Maturity Date.    The Loans will mature on May 2, 2015.

Cash Flow and Amortization.    We have generally retained the right to receive future cash flows from Portfolio No. 3 after the payment of claims that are senior to our rights (“Excess Cash Flow”), including but not limited to payment of expenses related to the Aircraft, fees of administration and fees and expenses of service providers, interest and principal on the Loans, amounts owed to interest rate hedge providers and amounts, if any, owing to the liquidity provider for previously unreimbursed advances.

We are entitled to receive Excess Cash Flow from Portfolio No. 3 until May 2, 2013, provided that the Borrowers remain in compliance with their obligations under the ACS 2008-1 Credit Agreement and related documents.  After that date, all Excess Cash Flow will be applied to the prepayment of the principal balance of the Loans.  We expect to refinance the Loans on or before May 2, 2013.

The $786.1 million aggregate amount of the Loans represents approximately 65% of the current market half-life appraised value of Portfolio No.3, pursuant to an appraisal conducted by an appraiser as of January 2008, and scheduled principal amortization on the Loans during the first five years will equal approximately $49 million per year.

After May 2, 2009, if the debt service coverage ratio in two consecutive months falls below 1.32 or if the loan to value ratio exceeds 75%, then Excess Cash Flow from Portfolio No. 3 will be applied to the prepayment of the principal balance of the Loans until such time as the debt service coverage ratio exceeds 1.32 and the loan to value ratio falls below 75%.  The “value” of Portfolio No. 3 will be determined by annual appraisals, using the lower of maintenance adjusted current market value and maintenance adjusted base value, and such “value” will reduce by 0.50% per month between appraisals.

Interest Rate and Fees.    Borrowings under the ACS 2008-1 Credit Agreement bear interest, generally, at 1.75% per annum over one-month LIBOR.  The Borrowers will enter into interest rate hedging arrangements with respect to all or a substantial portion of the principal balance of the Loans in order to effectively pay interest at a fixed rate on all or a substantial portion of the Loans.  The obligations of the Borrowers under these hedging arrangements will be secured pari passu with the lenders and, accordingly, we do not expect that the Borrowers will be obliged to pledge cash collateral to secure any loss in value should interest rates fall.  At the time the Borrowers enter into these interest rate hedging arrangements, we expect to terminate certain of our existing interest rate hedging contracts, and to pay termination fees in accordance with the terms of these existing interest rate hedging contracts.

We estimate that our aggregate up-front costs, including fees payable to the JLAs and legal and professional service fees but excluding termination fees on our interest rate hedging contracts, will equal approximately $16.5 million.

Prepayment.    The Loans may be prepaid upon notice, subject to certain conditions and to the payment of expenses, if any, and subject to the payment of a prepayment penalty equal to 1.0% of the amount prepaid prior to May 2, 2009 and 0.50% of the amount prepaid thereafter until May 2, 2010.  No penalty is payable on amounts prepaid after May 2, 2010.

Mandatory prepayments of Loans will be required, among other reasons, upon the sale, event of loss or refinancing of any Aircraft, and in the circumstances described above with respect to the debt service coverage ratio and the loan to value ratio.

Guarantors.    All obligations of each Borrower in respect of the Loans are unconditionally guaranteed by the other Borrower but not by Aircastle.   Aircastle guarantees the representations, warranties and covenants of the Sellers.

Collateral.    The Loans are secured by, among other things, first priority security interests in and pledges or assignments of ownership interests in the aircraft-owning and other subsidiaries of the Borrowers, as well as by the Borrowers' interests in aircraft leases, cash collections and other rights and properties of the Borrowers.  Maintenance reserves collected after May 2, 2008 with respect to Portfolio No. 3 will be retained in a segregated account and made available for the payment of reserve reimbursement claims from lessees.  If the amounts in such segregated account are insufficient to pay reimbursement claims when due, then amounts which would otherwise constitute Excess Cash Flow after the payment of other senior claims, or funds advanced by the liquidity provider, will be used to pay such claims.

Covenants.    The ACS 2008-1 Credit Agreement and related documentation contains covenants broadly similar to the ones contained in our ACS 2006-1 and ACS 2007-1 securitizations.  A violation of any of these covenants could result in a default under the ACS 2008-1 Credit Agreement, which could result in early maturity of the Loans and in the Excess Cash Flow being applied to prepayment of the principal of the Loans rather than being made available to us.

The foregoing summary of certain provisions of the ACS 2008-1 Credit Agreement is qualified in its entirety by reference to the complete ACS 2008-1 Credit Agreement and related intercreditor agreements attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference. A copy of the press release announcing the execution of the ACS 2008-1 Credit Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

10.1
Credit Agreement (2008-B), dated as of May 2, 2008, by and among ACS 2008-1 Limited and ACS Aircraft Finance Ireland 3 Limited, as Borrowers, each lender from time to time party thereto, as Lenders, Calyon New York Branch, as Sole Bookrunner and Facility Agent, and Calyon New York Branch, HSH Nordbank AG, KfW Ipex-Bank GmbH and DVB Bank AG, as Joint Lead Arrangers

10.2
Intercreditor Agreement, dated as of May 2, 2008, by and among ACS 2008-1 Limited, as Borrower, ACS Aircraft Finance Ireland 3 Limited, as Guarantor, Aircastle Advisor LLC, as Administrative Agent, Calyon New York Branch, as Facility Agent, Collateral Agent and Liquidity Facility Provider, and Deutsche Bank Trust Company Americas, as Operating Bank

10.3
Intercreditor Agreement, dated as of May 2, 2008, by and among ACS Aircraft Finance Ireland 3 Limited, as Borrower, ACS 2008-1 Limited, as Guarantor, Aircastle Advisor LLC, as Administrative Agent, Calyon New York Branch, as Facility Agent, Collateral Agent and Liquidity Facility Provider, and Deutsche Bank Trust Company Americas, as Operating Bank

99.1	Press Release dated May 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Date: May 5, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
Credit Agreement (2008-B), dated as of May 2, 2008, by and among ACS 2008-1 Limited and ACS Aircraft Finance Ireland 3 Limited, as Borrowers, each lender from time to time party thereto, as Lenders, Calyon New York Branch, as Sole Bookrunner and Facility Agent, and Calyon New York Branch, HSH Nordbank AG, KfW Ipex-Bank GmbH and DVB Bank AG, as Joint Lead Arrangers

10.2
Intercreditor Agreement, dated as of May 2, 2008, by and among ACS 2008-1 Limited, as Borrower, ACS Aircraft Finance Ireland 3 Limited, as Guarantor, Aircastle Advisor LLC, as Administrative Agent, Calyon New York Branch, as Facility Agent, Collateral Agent and Liquidity Facility Provider, and Deutsche Bank Trust Company Americas, as Operating Bank

10.3
Intercreditor Agreement, dated as of May 2, 2008, by and among ACS Aircraft Finance Ireland 3 Limited, as Borrower, ACS 2008-1 Limited, as Guarantor, Aircastle Advisor LLC, as Administrative Agent, Calyon New York Branch, as Facility Agent, Collateral Agent and Liquidity Facility Provider, and Deutsche Bank Trust Company Americas, as Operating Bank

99.1	Press Release dated May 2, 2008